UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 20, 2006
Premier Exhibitions, Inc.

Exact name of Registrant as specified in Charter)

Florida	000-24452	20-1424922

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3340 Peachtree Road, Suite 2250, Atlanta, Georgia	30326

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (404) 842-2600
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On September 20, 2006, Premier Exhibitions, Inc. (the “Company”) finalized the terms of a Settlement Agreement (the “Agreement”) pursuant to which it agreed to work with Sam Tour (USA), Inc., JAM Exhibitions, LLC and Concert Productions International (referred to together as “JAM”) to jointly present human anatomy exhibitions. Previously, on September 7, 2006, the Company terminated that certain Term Sheet with JAM dated April 13, 2005, as amended (the “Term Sheet”). A Current Report on Form 8-K regarding such termination was filed by the Company on September 13, 2006. The parties entered into the Agreement in order to amicably settle their disputes regarding the Term Sheet and its termination and to provide a mutually agreeable mechanism for the joint presentation of human anatomy exhibitions.
     Pursuant to the Agreement, the Company and JAM will jointly present nine human anatomy exhibitions, which number includes five exhibitions that have already commenced (Tampa, New York, Atlanta, Mexico City and Las Vegas) as well two exhibitions to be located in Seattle and in an undisclosed market (exhibitions six and seven) and two exhibitions for which locations have not yet been finalized (exhibitions eight and nine). Under the Agreement, if the Company has exhibitions available (i.e., not sited or committed) within the two year period beginning on the first day of the ninth jointly presented exhibition, JAM and the Company may jointly present an additional two human anatomy exhibitions if the parties are able to reach mutually agreeable terms.
     With respect to each jointly presented exhibition under the Agreement, the Company will be responsible for exhibition design and installation, including providing exhibition expertise, exhibitry and specimens and JAM will be responsible for marketing and operations. Pursuant to the Agreement, JAM will finance all costs of each jointly presented exhibition. After JAM has recouped from an exhibition’s revenue its costs, the profits from such exhibition will be split equally between the Company and JAM. Thereafter, additional profits will be calculated on a scale that favors the Company (e.g., up to 70% of exhibition profits will be allocated to the Company, except for the Las Vegas exhibition where the Company will be entitled to 80% of exhibition profits). In addition, JAM will pay the Company a $500,000 license fee for the Seattle exhibition (exhibition six) and a $1,000,000 license fee for exhibition seven. If a jointly presented exhibition is extended beyond six months, the Agreement provides that JAM will pay the Company additional fees equal to $83,333 per month (determined on a pro rata basis) with respect to such extended exhibition. In addition, pursuant to the Agreement JAM will issue to the Company a letter of credit which will be payable to the Company bi-monthly in an amount the parties reasonably expect to be paid to the Company under the Agreement for the exhibitions jointly presented in New York and Las Vegas.
     The Agreement will not effect the Company’s human anatomy exhibitions in either Monterrey, Mexico or Miami, which the Company will present independently. In addition, the Agreement provides that, for the one year period following the closing of the last jointly presented exhibition, JAM will not compete directly or indirectly with the Company in the presentation of a human anatomy exhibition.
     A copy of the Agreement is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits. The following is attached as an exhibit to this Form 8-K:

Exhibit No.	Description

99.1	Settlement Agreement (the “Agreement”) dated September 20, 2006 between the Company, SAM Tour (USA), Inc., JAM Exhibitions, LLC and Concert Productions International

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Premier Exhibitions, Inc.

Date: September 21, 2006	By:	/s/ Arnie Geller

Arnie Geller President and Chief Executive Officer